Exhibit 99.1

Femasys Receives CE Mark Approval for Four of its Women’s Health Products, Clearing the Path for the Company to Begin Commercialization Efforts in Europe

ATLANTA – June 20, 2024 - Femasys, Inc., (Nasdaq: FEMY), a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic products, announces it has received its European Union Medical Device Regulation (EU MDR) certificate and CE Mark certification for four of its products. The four products – FemaSeed®, FemVue®, FemCerv®, and FemCath® – are compliant with the new European Union legislation for medical devices. The MDR certification and the four CE Mark product approvals allows Femasys to deliver its innovative solutions for women’s reproductive health within the EU market.

“The CE Mark, which follows MDR certification, provides regulatory approval for us to begin marketing four of our products in the European Union. Further, it serves as independent validation of Femasys’ commitment to the highest standards of quality and safety for our customers and their patients,” said Kathy Lee-Sepsick, Femasys’ Founder, President, and CEO. “We recently completed the build-out of our initial commercial team in the United States, the focus of our primary marketing efforts. Upon receiving CE Mark approval for our portfolio of products, we can now concurrently identify strategic distribution partners to commercialize our products throughout the European Union. We look forward to providing progress updates on our commercial efforts as they develop.”

MDR certification is the regulatory precursor to receiving the EU CE Mark, which is regulatory approval in the region. The MDR includes stringent standards and requirements in both clinical and post-market areas. The regulation is intended to create a robust, transparent, sustainable, and internationally recognized regulatory framework for improved clinical safety and fair market access for manufacturers. It ensures alignment among European Union member states and is applicable for the entire lifecycle of the products and the processes supporting the delivery of Femasys’ solutions. The Company received CE Mark approval for four of its products directly on the heels of receiving the MDR certification.

Femasys’ regulatory team completed the MDR application process in conjunction with TÜV SÜD to gain certification. TÜV SÜD enables access to global markets and manages risks by providing testing and product certification, training, knowledge services, inspection as well as auditing and system certifications.

About Femasys

Femasys is a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic solutions, including a lead revolutionary product candidate and FDA-cleared products. FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is FDA-cleared and has received regulatory approval in Canada and Europe. FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, Europe, and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. Its diagnostic products include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our products and product candidates; our ability to commercialize our products and product candidates, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:
Gene Mannheimer
IR@femasys.com

Media Contact:
Kati Waldenburg
Media@femasys.com